Exhibit 99.1
For Immediate Release

Hudson Global Reports 2023 Third Quarter Results

OLD GREENWICH, CT - November 9, 2023 - Hudson Global, Inc. (Nasdaq: HSON) ("Hudson Global" or "the Company"), a leading global total talent solutions company, announced today financial results for the third quarter ended September 30, 2023.

2023 Third Quarter Summary

•Revenue of $39.4 million decreased 19.1% from the third quarter of 2022 and 17.9% in constant currency.
•Adjusted net revenue of $19.4 million decreased 20.0% from the third quarter of 2022 and 19.9% in constant currency.
•Net income was $0.5 million, or $0.17 per diluted share, compared to net income of $1.0 million, or $0.30 per diluted share, for the third quarter of 2022. Adjusted net income per diluted share (non-GAAP measure)* was $0.24 compared to adjusted net income per diluted share of $0.58 in the third quarter of 2022.
•Adjusted EBITDA (non-GAAP measure)* was $2.0 million, a decrease versus adjusted EBITDA of $3.0 million in the third quarter of 2022.
•The Company's Board of Directors authorized a new $5 million common stock repurchase program effective August 8, 2023 and repurchased $0.2 million of stock in third quarter of 2023.
•Total cash including restricted cash was $22.0 million at September 30, 2023.

“In the third quarter of 2023, a market-driven slowdown in hiring activity led to disappointing declines in revenue, adjusted net revenue, and adjusted EBITDA versus the prior year quarter," said Jeff Eberwein, Chief Executive Officer of Hudson Global. "On the positive side, we continue to win new business that will ramp up in the coming months. We are confident in our ability to manage the business in this environment and remain well positioned to respond to the needs of our clients going forward.”

Mr. Eberwein continued, "In addition, we were excited to announce our Singapore acquisition on November 1. This accretive bolt-on acquisition significantly increases our market presence, capabilities, and growth potential in Southeast Asia."

* The Company provides non-GAAP measures as a supplement to financial results based on accounting principles generally accepted in the United States ("GAAP"). Constant currency, adjusted EBITDA, EBITDA, adjusted net income or loss, and adjusted net income or loss per diluted share are defined in the segment tables at the end of this release and a reconciliation of such non-GAAP measures to the most directly comparable GAAP measures is included within such segment tables.

Regional Highlights

All growth rate comparisons are in constant currency.

Americas

In the third quarter of 2023, Americas revenue of $7.2 million decreased 43% and adjusted net revenue of $6.9 million decreased 42% from the third quarter of 2022. EBITDA was $0.0 million in the third quarter of 2023 from EBITDA of $0.8 million in same period last year. Adjusted EBITDA was $0.3 million in the third quarter of 2023 compared to adjusted EBITDA of $1.8 million in the same period last year.

Asia Pacific

Asia Pacific revenue of $26.1 million decreased 9% while adjusted net revenue of $8.7 million increased 8% in the third quarter of 2023 compared to the same period in 2022. EBITDA was $1.9 million in the third quarter of 2023 compared to EBITDA of $1.2 million in the same period one year ago, and adjusted EBITDA was $2.3 million compared to adjusted EBITDA of $1.7 million in the third quarter of 2022.

Europe

Europe revenue in the third quarter of 2023 decreased 8% to $6.1 million and adjusted net revenue of $3.8 million decreased 10% from the third quarter of 2022. EBITDA loss was $0.3 million in the third quarter of 2023 compared to EBITDA of $0.3 million in the same period one year ago. Adjusted EBITDA was $0.2 million in the third quarter of 2023 compared to adjusted EBITDA of $0.4 million in the third quarter of 2022.

Corporate Costs

In the third quarter of 2023, the Company's corporate costs were $0.8 million, compared to $1.0 million in the prior year quarter. Corporate costs in both the third quarter of 2023 and 2022 excluded non-recurring expenses of $0.1 million.

Liquidity and Capital Resources

The Company ended the third quarter of 2023 with $22.0 million in cash, including $0.4 million in restricted cash. The Company used $0.7 million in cash flow from operations during the third quarter of 2023 compared to an outflow of $0.1 million of cash flow from operations in the third quarter of 2022. The Company also paid off its $1.3 million acquisition-related note in the second quarter.

Share Repurchase Program

As a reminder, the Company approved a new $5 million common stock share repurchase program, effective August 8, 2023. Under this program, the Company acquired 9,565 shares for a total of $0.2 million in the third quarter of 2023.

NOL Carryforward

As of December 31, 2022, Hudson Global has $303 million of usable net operating losses (“NOL”) in the U.S., which the Company considers to be a very valuable asset for its stockholders. In order to protect the value of the NOL for all stockholders, the Company has a rights agreement and charter amendment in place that limit beneficial ownership of Hudson Global common stock to 4.99%. Stockholders who wish to own more than 4.99% of Hudson Global common stock, or who already own more than 4.99% of Hudson Global common stock and wish to buy more, may only acquire additional shares with the Board’s prior written approval.

Conference Call/Webcast

The Company will conduct a conference call tomorrow, Friday, November 10, 2023 at 10:00 a.m. ET to discuss this announcement. Individuals wishing to listen can access the webcast on the investor information section of the Company's web site at hudsonrpo.com.

If you wish to join the conference call, please use the dial-in information below:
•Toll-Free Dial-In Number: (833) 816-1383
•International Dial-In Number: (412) 317-0476

The archived call will be available on the investor information section of the Company's web site at hudsonrpo.com.

About Hudson Global
Hudson Global, Inc. is a leading global total talent solutions provider operating under the brand name Hudson RPO. We deliver innovative, customized recruitment outsourcing and total talent solutions to organizations worldwide. Through our consultative approach, we develop tailored talent solutions designed to meet our clients’ strategic growth initiatives. As a trusted advisor, we meet our commitments, deliver quality and value, and strive to exceed expectations.

For more information, please visit us at hudsonrpo.com or contact us at ir@hudsonrpo.com.

Investor Relations:
The Equity Group
Lena Cati
212 836-9611 / lcati@equityny.com

Forward-Looking Statements

This press release contains statements that the Company believes to be "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical fact included in this press release, including statements regarding the Company's future financial condition, results of operations, business operations and business prospects, are forward-looking statements. Words such as “anticipate,” "estimate," "expect," "project," "intend," "plan," "predict," "believe" and similar words, expressions and variations of these words and expressions are intended to identify forward-looking statements. All forward-looking statements are subject to important factors, risks, uncertainties, and assumptions, including industry and economic conditions that could cause actual results to differ materially from those described in the forward-looking statements. Such factors, risks, uncertainties and assumptions include, but are not limited to, global economic fluctuations; rising inflationary pressures and interest rates; the adverse impacts of the coronavirus, or COVID-19 pandemic; the Company’s ability to successfully achieve its strategic initiatives; risks related to potential acquisitions or dispositions of businesses by the Company; the Company’s ability to operate successfully as a company focused on its RPO business; risks related to fluctuations in the Company's operating results from quarter to quarter; the loss of or material reduction in our business with any of the Company’s largest customers; the ability of clients to terminate their relationship with the Company at any time; competition in the Company's markets; the negative cash flows and operating losses that may recur in the future; risks relating to how future credit facilities may affect or restrict our operating flexibility; risks associated with the Company's investment strategy; risks related to international operations, including foreign currency fluctuations, political events, natural disasters or health crises, including the COVID-19 pandemic, the Russia-Ukraine war, the Hamas-Israel war, and potential conflict in the Middle East; the Company's dependence on key management personnel; the Company's ability to attract and retain highly skilled professionals, management, and advisors; the Company's ability to collect accounts receivable; the Company’s ability to maintain costs at an acceptable level; the Company's heavy reliance on information systems and the impact of potentially losing or failing to develop technology; risks related to providing uninterrupted service to clients; the Company's exposure to employment-related claims from clients, employers and regulatory authorities, current and former employees in connection with the Company’s business reorganization initiatives, and limits on related insurance coverage; the Company’s ability to utilize net operating loss carry-forwards; volatility of the Company's stock price; the impact of government regulations; restrictions imposed by blocking arrangements; a material weakness in our internal control over financial reporting that could have a significant adverse effect on our business and the price of our common stock; and the potential for a shutdown of the U.S. government if the U.S. Congress is unable to agree on terms for a spending bill sufficient to fund U.S. government operations. Additional information concerning these, and other factors is contained in the Company's filings with the Securities and Exchange Commission. These forward-looking statements speak only as of the date of this document. The Company assumes no obligation, and expressly disclaims any obligation, to update any forward-looking statements, whether as a result of new information, future events or otherwise.

Financial Tables Follow

HUDSON GLOBAL, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share amounts)
(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
Revenue	$39,398	$48,686	$127,367	$157,326

Operating expenses:
Direct contracting costs and reimbursed expenses	20,028	24,487	63,650	80,280
Salaries and related	14,335	18,897	49,206	56,379
Office and general	2,503	2,675	7,991	7,863
Marketing and promotion	881	1,015	2,794	3,049
Depreciation and amortization	374	356	1,076	1,017
Total operating expenses	38,121	47,430	124,717	148,588
Operating income	1,277	1,256	2,650	8,738
Non-operating income (expense):
Interest income, net	90	23	284	28
Other (expense) income, net	(404)	16	(321)	(42)
Income before income taxes	963	1,295	2,613	8,724
Provision for income taxes	430	340	1,148	1,657
Net income	$533	$955	$1,465	$7,067
Earnings per share:
Basic	$0.17	$0.31	$0.48	$2.35
Diluted	$0.17	$0.30	$0.47	$2.25
Weighted-average shares outstanding:
Basic	3,068	3,034	3,062	3,010
Diluted	3,141	3,150	3,134	3,138

HUDSON GLOBAL, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands, except per share amounts)
(unaudited)

	September 30, 2023	December 31, 2022
ASSETS
Current assets:
Cash and cash equivalents	$21,610	$27,123
Accounts receivable, less allowance for expected credit losses of $146 and $51, respectively	24,889	26,270
Restricted cash, current	171	160
Prepaid and other	2,285	1,959
Total current assets	48,955	55,512
Property and equipment, net of accumulated depreciation of $1,166 and $950, respectively	478	673
Operating lease right-of-use assets	1,101	685
Deferred tax assets, net	1,450	1,475
Restricted cash	195	194
Goodwill	4,871	4,875
Intangible assets, net of accumulated amortization of $2,485 and $1,647, respectively	3,694	4,516
Other assets	12	12
Total assets	$60,756	$67,942
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$613	$1,678
Accrued salaries, commissions, and benefits	5,699	11,584
Accrued expenses and other current liabilities	6,265	6,273
Note payable – short term	—	1,250
Operating lease obligations, current	541	337
Total current liabilities	13,118	21,122
Income tax payable	—	81
Operating lease obligations	560	348
Other liabilities	442	599
Total liabilities	14,120	22,150
Commitments and contingencies
Stockholders’ equity:
Preferred stock, $0.001 par value, 10,000 shares authorized; none issued or outstanding	—	—
Common stock, $0.001 par value, 20,000 shares authorized; 3,891 and 3,823 shares issued; 2,815 and 2,794 shares outstanding, respectively	4	4
Additional paid-in capital	492,554	491,567
Accumulated deficit	(425,980)	(427,394)
Accumulated other comprehensive loss, net of applicable tax	(2,200)	(1,639)
Treasury stock, 1,076 and 1,029 shares, respectively, at cost	(17,742)	(16,746)
Total stockholders’ equity	46,636	45,792
Total liabilities and stockholders’ equity	$60,756	$67,942

HUDSON GLOBAL, INC.
SEGMENT ANALYSIS - QUARTER TO DATE
RECONCILIATION OF ADJUSTED EBITDA
(in thousands)
(unaudited)

For The Three Months Ended September 30, 2023	Americas	Asia Pacific	Europe	Corporate	Total
Revenue, from external customers	$7,167	$26,106	$6,125	$—	$39,398
Adjusted net revenue, from external customers (1)	$6,854	$8,694	$3,822	$—	$19,370
Net income					$533
Provision from income taxes					430
Interest income, net					(90)
Depreciation and amortization					374
EBITDA (loss) (2)	$20	$1,890	$(300)	$(363)	1,247
Non-operating expense (income), including corporate administration charges	96	390	457	(539)	404
Stock-based compensation expense	84	26	38	(17)	131
Non-recurring severance and professional fees	—	27	—	82	109
Compensation expense related to acquisitions (3)	113	—	—	—	113
Adjusted EBITDA (loss) (2)	$313	$2,333	$195	$(837)	$2,004

For The Three Months Ended September 30, 2022	Americas	Asia Pacific	Europe	Corporate	Total
Revenue, from external customers	$12,555	$29,965	$6,166	$—	$48,686
Adjusted net revenue, from external customers (1)	$11,926	$8,324	$3,949	$—	$24,199
Net income					$955
Provision for income taxes					340
Interest income, net					(23)
Depreciation and amortization					356
EBITDA (loss) (2)	$810	$1,244	$279	$(705)	1,628
Non-operating expense (income), including corporate administration charges	140	339	73	(568)	(16)
Stock-based compensation expense	195	95	81	174	545
Non-recurring severance and professional fees	55	37	—	143	235
Compensation expense related to acquisitions (3)	620	—	—	—	620
Adjusted EBITDA (loss) (2)	$1,820	$1,715	$433	$(956)	$3,012

(1)    Represents Revenue less the Direct contracting costs and reimbursed expenses caption on the Condensed Consolidated Statements of Operations.
(2)    Non-GAAP earnings before interest, income taxes, and depreciation and amortization (“EBITDA”) and non-GAAP earnings before interest, income taxes, depreciation and amortization, non-operating income (expense), stock-based compensation expense, and other non-recurring severance and professional fees (“Adjusted EBITDA”) are presented to provide additional information about the Company's operations on a basis consistent with the measures which the Company uses to manage its operations and evaluate its performance. Management also uses these measurements to evaluate capital needs and working capital requirements. EBITDA and Adjusted EBITDA should not be considered in isolation or as a substitute for operating income, cash flows from operating activities, and other income or cash flow statement data prepared in accordance with generally accepted accounting principles or as a measure of the Company's profitability or liquidity. Furthermore, EBITDA and Adjusted EBITDA as presented above may not be comparable with similarly titled measures reported by other companies.
(3)    Represents compensation expense payable per the terms of acquisition agreements.

HUDSON GLOBAL, INC.
SEGMENT ANALYSIS - YEAR TO DATE (continued)
RECONCILIATION OF ADJUSTED EBITDA
(in thousands)
(unaudited)

For The Nine Months Ended September 30, 2023	Americas	Asia Pacific	Europe	Corporate	Total
Revenue, from external customers	$25,008	$81,784	$20,575	$—	$127,367
Adjusted net revenue, from external customers (1)	$24,097	$26,734	$12,886	$—	$63,717
Net income					$1,465
Provision from income taxes					1,148
Interest income, net					(284)
Depreciation and amortization					1,076
EBITDA (loss) (2)	$(876)	$5,455	$995	$(2,169)	3,405
Non-operating expense (income), including corporate administration charges	435	994	523	(1,631)	321
Stock-based compensation expense	341	147	166	333	987
Non-recurring severance and professional fees	105	28	124	493	750
Compensation expense related to acquisitions (3)	338	—	—	—	338
Adjusted EBITDA (loss) (2)	$343	$6,624	$1,808	$(2,974)	$5,801

For The Nine Months Ended September 30, 2022	Americas	Asia Pacific	Europe	Corporate	Total
Revenue, from external customers	$41,581	$91,042	$24,703	$—	$157,326
Adjusted net revenue, from external customers (1)	$39,437	$25,711	$11,898	$—	$77,046
Net income					$7,067
Provision for income taxes					1,657
Interest income, net					(28)
Depreciation and amortization					1,017
EBITDA (loss) (2)	$5,515	$5,533	$977	$(2,312)	9,713
Non-operating expense (income), including corporate administration charges	475	919	325	(1,677)	42
Stock-based compensation expense	516	227	195	848	1,786
Non-recurring severance and professional fees	183	37	—	171	391
Compensation expense related to acquisitions (3)	2,031	—	—	—	2,031
Adjusted EBITDA (loss) (2)	$8,720	$6,716	$1,497	$(2,970)	$13,963

(1)    Represents Revenue less the Direct contracting costs and reimbursed expenses caption on the Condensed Consolidated Statements of Operations.
(2)    Non-GAAP earnings before interest, income taxes, and depreciation and amortization (“EBITDA”) and non-GAAP earnings before interest, income taxes, depreciation and amortization, non-operating (income) expense, stock-based compensation expense, and other non-recurring severance and professional fees (“Adjusted EBITDA”) are presented to provide additional information about the Company's operations on a basis consistent with the measures which the Company uses to manage its operations and evaluate its performance. Management also uses these measurements to evaluate capital needs and working capital requirements. EBITDA and Adjusted EBITDA should not be considered in isolation or as a substitute for operating income, cash flows from operating activities, and other income or cash flow statement data prepared in accordance with generally accepted accounting principles or as a measure of the Company's profitability or liquidity. Furthermore, EBITDA and Adjusted EBITDA as presented above may not be comparable with similarly titled measures reported by other companies.
(3)    Represents compensation expense payable per the terms of acquisition agreements.

HUDSON GLOBAL, INC.
RECONCILIATION OF CONSTANT CURRENCY MEASURES
(in thousands) (unaudited)

The Company operates on a global basis, with the majority of its revenue generated outside of the United States. Accordingly, fluctuations in foreign currency exchange rates can affect its results of operations. Constant currency information compares financial results between periods as if exchange rates had remained constant period-over-period. The Company defines the term “constant currency” to mean that financial data for a previously reported period are translated into U.S. dollars using the same foreign currency exchange rates that were used to translate financial data for the current period. Changes in revenue, adjusted net revenue, selling, general and administrative expenses ("SG&A"), other non-operating income (expense), operating income (loss) and EBITDA (loss) include the effect of changes in foreign currency exchange rates. The Company’s management reviews and analyzes business results in constant currency and believes these results better represent the Company’s underlying business trends. The Company believes that these calculations are a useful measure, indicating the actual change in operations. There are no significant gains or losses on foreign currency transactions between subsidiaries. Therefore, changes in foreign currency exchange rates generally impact only reported earnings.

	Three Months Ended September 30,
	2023	2022
	As	As	Currency	Constant
	reported	reported	translation	currency
Revenue:
Americas	$7,167	$12,555	$(20)	$12,535
Asia Pacific	26,106	29,965	(1,133)	28,832
Europe	6,125	6,166	470	6,636
Total	$39,398	$48,686	$(683)	$48,003
Adjusted net revenue (1)
Americas	$6,854	$11,926	$(13)	$11,913
Asia Pacific	8,694	8,324	(295)	8,029
Europe	3,822	3,949	303	4,252
Total	$19,370	$24,199	$(5)	$24,194
SG&A:(2)
Americas	$6,859	$11,088	$(45)	$11,043
Asia Pacific	6,304	6,647	(243)	6,404
Europe	3,644	3,607	278	3,885
Corporate	912	1,245	—	1,245
Total	$17,719	$22,587	$(10)	$22,577
Operating income (loss):
Americas	$(197)	$617	$(5)	$612
Asia Pacific	2,228	1,569	(48)	1,521
Europe	150	345	25	370
Corporate	(904)	(1,275)	—	(1,275)
Total	$1,277	$1,256	$(28)	$1,228
EBITDA (loss):
Americas	$20	$810	$(6)	$804
Asia Pacific	1,890	1,244	(34)	1,210
Europe	(300)	279	19	298
Corporate	(363)	(705)	—	(705)
Total	$1,247	$1,628	$(21)	$1,607

(1)Represents Revenue less the Direct contracting costs and reimbursed expenses caption on the Condensed Consolidated Statements of Operations.
(2)SG&A is a measure that management uses to evaluate the segments’ expenses and includes salaries and related costs and other selling, general and administrative costs.

HUDSON GLOBAL INCOME PER DILUTED SHARE
(in thousands, except per share amounts)
(unaudited)

	Adjusted	Diluted Shares	Per Diluted
For The Three Months Ended September 30, 2023	Net Income	Outstanding	Share (1)
Net income	$533	3,141	$0.17
Non-recurring severance and professional fees (after tax)	109	3,141	0.04
Compensation expense related to acquisitions (after tax) (2)	113	3,141	0.04
Adjusted net income (3)	$755	3,141	$0.24

	Adjusted	Diluted Shares	Per Diluted
For The Three Months Ended September 30, 2022	Net Income	Outstanding	Share (1)
Net income	$955	3,150	$0.30
Non-recurring severance and professional fees (after tax)	236	3,150	0.08
Compensation expense related to acquisitions (after tax) (2)	637	3,150	0.20
Adjusted net income (3)	$1,828	3,150	$0.58

(1)    Amounts may not sum due to rounding.

(2)    Represents compensation expense payable per the terms of the Coit acquisition, including a promissory note for $1.35 million payable over three years, and $500k of the Company's common stock vesting over 30 months, as well as earn out payments. In addition, in 2022 represents compensation expense payable in the form of a CFO retention payment per the terms of the Karani acquisition.

(3)    Adjusted net income or loss per diluted share are Non-GAAP measures defined as reported net income or loss and reported net income or loss per diluted share before items such as acquisition-related costs and non-recurring severance and professional fees after tax that are presented to provide additional information about the Company's operations on a basis consistent with the measures that the Company uses to manage its operations and evaluate its performance. Management also uses these measurements to evaluate capital needs and working capital requirements. Adjusted net income or loss per diluted share should not be considered in isolation or as substitutes for net income or loss and net income or loss per share and other income or cash flow statement data prepared in accordance with generally accepted accounting principles or as measures of the Company's profitability or liquidity. Further, adjusted net income or loss and adjusted net income or loss per diluted share as presented above may not be comparable with similarly titled measures reported by other companies.